EXHIBIT 21.1
                   SUBSIDIARIES OF JACKPOT ENTERPRISES, INC.




                                                    STATE OF
         COMPANY                     % OWNED      INCORPORATION


1. J Net Ventures I, LLC               100%          Delaware